[Opinion  of  Bondy  &  Schloss  LLP]


                                                      November  28,  2000


FoneCash,  Inc.
90  Park  Avenue,  Suite  1700
New  York,  New  York  10016


Ladies  and  Gentlemen:

     We have acted as counsel to FoneCash, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate 600,000 shares (the "Shares") of Common Stock, $.0001 par value per share, issuable to certain consultants and Bondy & Schloss LLP, pursuant to agreements with the Company (the "Agreements").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Agreements, the Shares will be validly issued, fully paid and non-assessable.

     We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States.


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FoneCash,  Inc.
November  28,  2000
Page  2



     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                             Very  truly  yours,

                                             /s/  Bondy  &  Schloss  LLP
                                             ---------------------------
                                             Bondy  &  Schloss  LLP


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